UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        November 9, 2014
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054
(Address of Principal Executive Offices, including zip code)

        (856) 505-8800
(Registrant's Telephone Number, including area code)

       N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Stuart F. Daniels, Ph. D., a director of inTEST Corporation (the "Company") since April 1997, passed away on November 9, 2012. Dr. Daniels was a co-founder of the Company and had served initially as our Vice President and a director in 1982. In 1997, he again joined our Board of Directors. During his tenure, he served as an independent director, Chairman of the Compensation and IP Committees, and a member of the Executive, Audit, and Nominating and Corporate Governance Committees.

At their meeting of November 17, 2014, the Board of Directors determined to reduce the number of directors comprising the full Board to five, three of whom are independent; appointed Joseph W. Dews IV as Chairman of the Compensation Committee; reconfigured the Executive Committee by reducing the number of members to three, including the Executive Chairman and two independent directors (Steven J. Abrams and Joseph W. Dews IV); and determined to dissolve the IP Committee of the Board at this time and delegate the functions of that committee to management of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   November 19, 2014